D-Wave Launches “Quantum Realized” Brand Campaign to Illustrate Benefits of Today’s Quantum Computing
New brand campaign kicks off with open letter from D-Wave CEO about quantum computing commercial viability printed in The Wall Street Journal
PALO ALTO, Calif. – February 3, 2025 -- D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software and services, and the world’s first commercial supplier of quantum computers, today launched a new integrated brand campaign, “Quantum Realized,” to showcase the benefits of today’s quantum computing.
The new campaign launched with an open letter from D-Wave CEO Dr. Alan Baratz published in The Wall Street Journal about the status of quantum computing’s commercial viability. Dr. Baratz’s letter presents the “Quantum Realized” framework, which includes three benchmarks to evaluate a quantum company’s value:
1.The company provides quantum technology that is better or faster at solving computationally complex problems than a classical computer alone.
2.Its quantum systems are highly performant, highly reliable, and highly available.
3.It has proven commercial customer successes in proof-of-concepts and in-production application deployment.
D-Wave is currently the only company that meets all the above criteria. To read Dr. Baratz’s letter and learn more about realizing the value of quantum computing today with D-Wave, visit: dwavequantum.com/quantum-realized
“‘Quantum Realized’ is D-Wave’s most significant brand initiative to date, marking an important moment for the Company as we embark on the next phase of our commercial and technical initiatives,” said Dr. Baratz. “We believe that D-Wave is the first company capable of delivering on the value of quantum computing today, with a cash balance of $320M, multiple 5,000+ qubit systems solving real customer problems now, an unparalleled 99.9% quantum cloud service up-time, and the ability to address important problems that will never be solved on a CPU or GPU. This is quantum realized.”
The Quantum Realized brand campaign will span digital and print advertising channels, and events, including D-Wave’s annual user conference, Qubits 2025, and the Company’s sponsorship of the International Year of Quantum Science and Technology, an initiative that aims to raise public awareness about quantum computing.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our 5,000+ qubit AdvantageTM quantum computers, the world’s largest, are available on-premises or via the cloud, supported by 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our Advantage and Advantage2TM systems to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com
Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on

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Media Contacts:
D-Wave
Alex Daigle
media@dwavesys.com